Exhibit 99.2

FORM OF PROXY FOR LENNAR CORPORATION

Exhibit 99.2

LENNAR CORPORATION

ATTN: LEGAL DEPARTMENT

700 NORTHWEST 107TH AVENUE

MIAMI, FL 33172

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on February 11, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on February 11, 2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE IN PERSON

You may vote in person by attending the Special Meeting of Stockholders, which will be held at 11:00 a.m. Eastern Time on February 12, 2018 at 700 Northwest 107th Avenue, Third Floor, Miami, Florida 33172.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E35144-S66474                KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LENNAR CORPORATION

The Board of Directors recommends you vote FOR proposals 1, 2 and 3:		For	Against	Abstain

1.	Approval of the issuance of shares of Lennar’s Class A and Class B common stock in connection with the merger of CalAtlantic Group, Inc. with a newly formed wholly-owned subsidiary of Lennar, as contemplated by an Agreement and Plan of Merger, dated as of October 29, 2017, by and among CalAtlantic Group, Inc., Lennar and Cheetah Cub Group Corp.	☐	☐	☐

2.	Approval of an amendment to Lennar’s certificate of incorporation increasing the number of authorized shares of Lennar’s Class A common stock from 300,000,000 shares to 400,000,000 shares.	☐	☐	☐

3.	Approval of an adjournment of the Special Meeting of Stockholders, if necessary, to enable Lennar to solicit additional votes, if at the time of such meeting there are not sufficient votes to approve proposals 1 and 2.	☐	☐	☐

Transact such other business as may properly come before the Special Meeting of Stockholders and any adjournment or postponement thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.			☐

Please indicate if you plan to attend this meeting.	☐	☐
	Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement is available at www.proxyvote.com.

E35145-S66474

LENNAR CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS OF LENNAR CORPORATION

SPECIAL MEETING OF STOCKHOLDERS ON FEBRUARY 12, 2018

The undersigned appoint(s) Stuart Miller, Bruce Gross and Mark Sustana, or any of them, as proxies, each with the power to appoint a substitute, and authorize(s) them to represent the undersigned and to vote, as designated on the reverse side of this proxy card, all of the shares of Class A common stock (LEN) and Class B common stock (LEN.B) of Lennar Corporation that the undersigned is/are entitled to vote at the Special Meeting of Stockholders of Lennar Corporation to be held at 11:00 a.m. Eastern Time on Monday, February 12, 2018 at 700 Northwest 107th Avenue, Third Floor, Miami, Florida 33172, and any adjournment or postponement of that meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, AND IN THE DISCRETION OF THE PROXY HOLDERS WITH REGARD TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS OF THE MEETING. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side